OMB APPROVAL
OMB Number: 3235-0060 Expires: February 28, 2013 Estimated average burden hours per response 5.68

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue New York, New York		10171
(Address of principal executive offices)		(Zip Code)

(212) 813-6000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2012, Roger Burkhardt, a member of the Board of Directors (the “Board”) of MarketAxess Holdings Inc. (the “Company”), tendered a letter of resignation, effective upon acceptance by the Nominating and Corporate Governance Committee of the Board, in connection with a change in Mr. Burkhardt’s business association. The resignation was submitted in accordance with the Company’s Corporate Governance Guidelines, which require a director to tender his or her resignation upon a change in the director’s principal occupation or business association.

On January 15, 2013, the Nominating and Corporate Governance Committee accepted Mr. Burkhardt’s resignation, effective immediately. Mr. Burkhardt’s resignation from the Board does not involve any disagreement with the Company. Mr. Burkhardt’s term on the Board would have expired at the time of the Company’s 2013 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: January 18, 2013	By:	/s/ Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

3